Exhibit 99.1

China Jo-Jo Drugstores Reports Fiscal 2018 Second Quarter Results

HANGZHOU, China, November 14, 2017 /PRNewswire/ --

China Jo-Jo Drugstores, Inc. (NASDAQ: CJJD) today announced financial results for its fiscal second quarter ended September 30, 2017.

FY2018 Second Quarter Highlights:

●	Revenue increased by 10.0% year-over-year to $23.5 million

●	Retail sales increased by 17.0% year-over-year to $15.0 million

●	Wholesale revenue increased by 51.0% year-over-year to $5.3 million

●	Gross profit was $5.6 million with gross margin of 23.7% compared to $4.4 million and 21.6% a year ago

●	GAAP net loss was $1.2 million or $0.05 per diluted share compared to net income of $97,870 or $0.01 per diluted share a year ago

FY2018 Six-Month Highlights:

●	Revenue increased by 10.0% year-over-year to $45.2 million

●	Retail sales increased by 10.0% year-over-year to $28.1 million

●	Wholesale revenue increased by 62.0% year-over-year to $10.9 million

●	Gross profit was $9.7 million with gross margin of 21.6% compared to $8.8 million and 21.5% a year ago

●	GAAP net loss was $2.6 million or $0.10 per diluted share compared to net income of $229,023 or $0.01 per diluted share a year ago

China Jo-Jo’s Chairman and CEO, Mr. Liu Lei commented, “We are pleased to have achieved the milestone of operating more than 100 retail pharmacies in Hangzhou, and we are further consolidating our competitive position as the leading pharmacy in one of the highest income urban centers in China. As we expand our pharmacy network, our retail sales growth starts to gain traction. We also believe that the most challenging period is behind us for our online pharmacy, as our efforts in optimizing our product range has stabilized results. We look forward to building on improving business fundamentals to capture further market share in the growing healthcare markets in the Hangzhou region.”

Net revenues for the fiscal second quarter were $23.5 million compared to $20.2 million in the same quarter a year ago, an increase of $3.3 million or 17.0%. Retail drugstores sales were $15.0 million and increased 17.0% from the prior year period. The increase in retail drugstore sales was primarily due to the Company’s expanding retail footprint, improvements in the range of products offered, purchase price negotiation with suppliers and a growing demand for healthcare products from local consumers. Same-store sales increased by $1.3 million, or 11.5%, while new stores contributed the remainder of the increase. The pharmacy store count increased to 95 as of September 30, 2017, compared to 62 stores as of September 30, 2016.

Since September 30, 2017, China Jo-Jo opened six additional retail pharmacies at the following locations: 1) No. 363-4 Zhongshan South Road, Chengnan District; 2) No.79-3 Xiangjisi Road, Dingqiao District; 3) No.147-1 Gaosha Road, Xiasha District; 4) No. 36 Taipingmenzhi Road, Jianggan District; 5) No. 250 Huancheng East Road, Xiacheng District; and 6) No.2-2-7 Wenyuan Fengqing Community, Hangzhou Economic and Technological Development Zone. As of November 14, 2017, the Company operated 101 retail pharmacies in Hangzhou.

Online pharmacy sales for the quarter were $3.1 million compared to $3.8 million in the same quarter a year ago, a decrease of $0.7 million or 19.0%. The decrease was primarily due to the industry-wide suspension of OTC drug sales on e-commerce platforms by the China Food and Drug Administration (“CFDA”) in the fiscal second quarter of 2017. The Company is adding nutritional supplements and other non-medical health products to address the decline in OTC drug sales, and expects e-commerce platform sales to pick up in the future.

Wholesale revenue increased by $1.8 million or 51.0%, primarily through the resale of certain products for which the Company’s retail stores had prepared large orders to other vendors. The Company successfully negotiated bulk discounts for certain brand-name products, and was able to resell such products to third-party vendors at competitive prices. These sales accounted for the growth in the Company’s wholesale sales volumes.

Gross profit increased by $1.2 million or 27.7% year-over-year primarily due to increase in retail drugstores sale and increase in gross margin of wholesale business. Gross margin increased to 23.7% from 21.6% a year ago due to higher retail profit margins.

Sales and marketing expenses increased by $1.3 million, or 43.9% year-over-year, due to commissions to wholesale salespeople, increases in total rent paid due to the opening of new retail stores, and the reclassification of certain staff salaries as selling and marketing expenses in wholesale business.

General and administrative expenses increased by $1.5 million, or 106.5% year-over-year due to additional accounts receivable and advances to vendors allowance of $1.1 million in the fiscal second quarter of 2018.

Net loss was $1.2 million or $0.05 per diluted share compared to last year’s fiscal second quarter net income of $97,870 or $0.01 per diluted share.

About China Jo-Jo Drugstores, Inc.

China Jo-Jo Drugstores, Inc., is a leading China-based pharmacy that engages in retail, wholesale and online distribution and sales of pharmaceutical and health care products. As of November 14, 2017, the Company had 101 retail pharmacies in Zhejiang Province. The Company’s wholesale subsidiary supplies its retail stores and distributes drug and healthcare products to other drugstores and drug vendors. For more information, please visit: www.chinajojodrugstores.com.

Forward Looking Statement

Statements in this press release regarding the Company that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Any such forward-looking statements, including, but not limited to, financial guidance, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “estimate,” “may,” “will,” “should,” “project,” “plan,” “seek,” “intend,” “anticipate,” the negatives thereof, or comparable terminology. Such statements typically involve risks and uncertainties and may include financial projections or information regarding the progress of new product development. It is routine for the Company’s internal projections and expectations to change as the quarter and year progresses, and therefore it should be clearly understood that the internal projections and beliefs upon which the Company bases its expectations may change. Although these expectations may change, the Company is under no obligation to inform you if they do. Actual results could differ materially from the expectations reflected in such forward-looking statements as a result of numerous factors, including the risks associated with the effect of changing economic conditions in the People’s Republic of China, variations in cash flow, reliance on collaborative retail partners and on new product development, variations in new product development, risks associated with rapid technological change, and the potential of introduced or undetected flaws and defects in products. Readers are referred to the reports and documents filed from time to time by the Company with the Securities and Exchange Commission for a discussion of these and other important risk factors that could cause actual results to differ from those discussed in forward-looking statements. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

CHINA JO-JO DRUGSTORES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	September 30,	March 31,
	2017	2017
ASSETS
CURRENT ASSETS
Cash	$16,837,873	$18,364,424
Restricted cash	10,277,758	9,431,386
Financial assets available for sale	165,282	87,068
Notes receivable	312,570	253,394
Trade accounts receivable	10,200,542	8,561,596
Inventories	11,077,027	9,923,101
Other receivables, net	2,624,059	2,269,193
Advances to suppliers	3,914,099	5,504,141
Other current assets	1,804,654	1,566,155
Total current assets	57,213,864	55,960,458

PROPERTY AND EQUIPMENT, net	4,533,390	4,263,157

OTHER ASSETS
Long-term investment	46,501	46,152
Farmland assets	744,256	718,787
Long term deposits	3,202,793	2,294,848
Other noncurrent assets	1,327,447	1,177,005
Intangible assets, net	3,097,546	2,712,611
Total other assets	8,418,543	6,949,403

Total assets	$70,165,797	$67,173,018

LIABILITIES AND STOCK HOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable, trade	23,089,541	19,441,195
Notes payable	12,872,045	12,691,575
Other payables	2,735,247	2,916,283
Other payables - related parties	859,191	927,052
Customer deposits	3,083,129	2,675,030
Taxes payable	570,631	681,939
Accrued liabilities	800,558	679,350
Total current liabilities	44,010,342	40,012,424

Purchase option and warrants liability	297,466	496,217
Total liabilities	44,307,808	40,508,641

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Common stock; $0.001 par value; 250,000,000 shares authorized; 25,214,678 and 25,214,678 shares issued and outstanding as of September 30, 2017 and March 31, 2017	25,215	25,215
Preferred stock; $0.001 par value; 10,000,000 shares authorized; nil issued and outstanding as of September 30, 2017 and March 31, 2017	-	-
Additional paid-in capital	37,270,620	36,581,248
Statutory reserves	1,309,109	1,309,109
Accumulated deficit	(15,189,270)	(12,601,257)
Accumulated other comprehensive income	2,442,315	1,350,062
Total stockholders’ equity	25,857,989	26,664,377

Total liabilities and stockholders’ equity	$70,165,797	$67,173,018

CHINA JO-JO DRUGSTORES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(UNAUDITED)

	For the three months ended September 30,		For the six months ended September 30,
	2017	2016	2017	2016

REVENUES, NET	$23,491,043	$20,160,835	$45,161,411	$41,096,750

COST OF GOODS SOLD	17,933,446	15,807,828	35,426,153	32,261,939

GROSS PROFIT	5,557,597	4,353,007	9,735,258	8,834,811

SELLING EXPENSES	4,350,772	3,023,322	8,267,631	5,706,043
GENERAL AND ADMINISTRATIVE EXPENSES	2,855,555	1,382,650	4,580,998	3,301,132
TOTAL OPERATING EXPENSES	7,206,327	4,405,972	12,848,629	9,007,175

(LOSS) FROM OPERATIONS	(1,648,730)	(52,965)	(3,113,371)	(172,364)

INTEREST INCOME	358,344	61,035	403,243	285,457
INTEREST EXPENSE	-	(430)	-	(869)
OTHER INCOME(LOSS), NET	(8,703)	17,425	(38,051)	104,624

CHANGE IN FAIR VALUE OF DERIVATIVE LIABILITIES	148,427	90,289	198,751	58,093

(LOSS) INCOME BEFORE INCOME TAXES	(1,150,662)	115,354	(2,549,428)	274,941

PROVISION FOR INCOME TAXES	18,047	17,484	38,585	49,518

NET (LOSS) INCOME	(1,168,709)	97,870	(2,588,013)	229,023

OTHER COMPREHENSIVE (LOSS) INCOME
Foreign currency translation adjustments	633,184	(87,721)	1,092,253	27,148

COMPREHENSIVE (LOSS) INCOME	$(535,525)	$10,149	$(1,495,760)	$256,171

WEIGHTED AVERAGE NUMBER OF SHARES:
Basic	25,214,678	19,375,773	25,214,678	18,239,065
Diluted	25,214,678	19,375,773	25,214,678	18,239,065

EARNINGS PER SHARES:
Basic	$(0.05)	$0.01	$(0.10)	$0.01
Diluted	$(0.05)	$0.01	$(0.10)	$0.01

CHINA JO-JO DRUGSTORES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six months ended September 30,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$(2,588,013)	229,023
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	590,618	466,570
Stock-based compensation	689,372	1,329,574
Bad debt provision	1,241,159	(177,274)
Change in fair value of purchase option derivative liability	(198,751)	(58,145)

Change in operating assets:
Accounts receivable, trade	(2,138,968)	(2,190,470)
Notes receivable	(49,387)	(156,527)
Inventories	(789,355)	(3,358,110)
Other receivables	(39,756)	(176,334)
Advances to suppliers	958,032	275,098
Other current assets	(180,048)	(269,040)
Other noncurrent assets	(106,981)	(354,594)
Long term deposit	813,282)	-
Change in operating liabilities:
Accounts payable, trade	2,911,679	5,147,686
Other payables and accrued liabilities	(181,932)	(102,920)
Customer deposits	308,252	156,632
Taxes payable	(133,285)	(306,109)
Net cash (used in) provided by operating activities	(520,646)	455,060

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment	(212,358)	(49,298)
Purchase of financial assets available for sale	(73,915)
Increase in construction-in-progress	(473,716)
Increase intangible assets	(298,617)
Decrease in Financial assets available for sale	-	454,608
Investment in a joint venture	(9,387)	(75,768)
Additions to leasehold improvements	(27,986)	(26,262)
Net cash provided by investing activities	(1,095,979)	303,280

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term bank loan		-
Repayment of short-term bank loan		-
Change in restricted cash	(503,908)	6,411,257
Repayments of notes payable	(12,929,115)	(17,196,298)
Proceeds from notes payable	12,664,216	11,800,003
Proceeds from other payables-related parties		95,088
Repayment of other payables-related parties	(88,698)
Proceeds from equity financing		-
Net cash provided by financing activities	(857,505)	1,110,050

EFFECT OF EXCHANGE RATE ON CASH	947,579	(188,172)
INCREASE IN CASH	(1,526,551)	1,680,218
CASH, beginning of period	18,364,424	6,671,873
CASH, end of period	$16,837,873	$8,352,091

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$-	$869
Cash paid for income taxes	$42,689	$42,437

Use of non-GAAP financial measures

To supplement China Jo-Jo’s consolidated financial results presented in accordance with GAAP, China Jo-Jo uses the following measures defined as non-GAAP financial measures by the SEC: net income (loss) excluding share-based compensation expenses and change in fair value of derivative liabilities, and diluted net income (loss) per share excluding share-based compensation expenses and change in the fair value of derivatives liabilities. The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.

China Jo-Jo believes that these non-GAAP financial measures provide meaningful supplemental information regarding its performance and liquidity by excluding share-based compensation expenses and change in fair value of derivative liabilities that may not be indicative of its operating performance from a cash perspective. China Jo-Jo believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing its performance and when planning and forecasting future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to China Jo-Jo’s historical performance and liquidity. China Jo-Jo computes its non-GAAP financial measures using the same consistent method from quarter to quarter. China Jo-Jo believes these non-GAAP financial measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision-making. A limitation of using these non-GAAP measures is that they exclude share-based compensation and change in fair value of derivative liabilities charge that has been and will continue to be for the foreseeable future a significant recurring expense in our business. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from each non-GAAP measure. The table under the heading Reconciliation to non-GAAP Financial Measures in the beginning of the release has more details on the reconciliations between GAAP financial measures that are most directly comparable to non-GAAP financial measures.

Reconciliation to non-GAAP Financial Measures

	Three Months Ended September 30		Six Months Ended September 30
	2017	2016	2017	2016
Net income	$(1,168,709)	$97,870	$(2,588,013)	$229,023
Non-GAAP adjustments:
Share based compensation expense	345,892	738,923	689,372	1,329,574
Change in fair value of derivative liabilities	(148,427)	(90,341)	(198,751)	(58,145)
Adjusted net income (loss)	(971,244)	746,452	(2,097,392)	1,500,452
Adjusted net income per share - diluted	(0.04)	0.04	(0.08)	0.08

Investor Relations Contact:

Steve Liu

steve.liu@jojodrugstores.com

Frank Zhao

Chief Financial Officer

86-571-88077108

frank.zhao@jojodrugstores.com